UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Kewaunee Scientific Corporation

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KEWAUNEE SCIENTIFIC CORPORATION

PROXY STATEMENT SUPPLEMENT

This proxy statement supplement, dated July 26, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of Kewaunee Scientific Corporation (the “Company”) filed with the Securities and Exchange Commission on July 22, 2016 relating to the annual meeting of stockholders of the Company to be held at The Conference Center at UBS Tower, One North Wacker Drive, Second Floor, Chicago, Illinois, on August 31, 2016, at 10:00 A.M.

The purpose of this supplement is to correct errors in the “All Other Compensation” and “Total” columns and footnote (3) to the Summary Compensation Table for Fiscal Year 2016 appearing on page 17 of the Proxy Statement.

The Summary Compensation Table for Fiscal Year 2016 is amended to read as follows:

Summary Compensation Table for Fiscal Year 2016

Name and Principal Position	Year	Base Salary ($)	Option Awards ($) (1)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
David M. Rausch	2016	360,000	39,900		31,080	(1,362)	31,286	460,904
President and Chief Executive Officer	2015	335,000	66,000		9,997	19,713	27,600	458,310

Thomas D. Hull III (4)	2016	125,000	23,040	25,000	43,750		42,626	259,416
Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

D. Michael Parker (5)	2016	173,497				1,379	325,201	500,077
Senior Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	2015	258,982	39,600		7,903	57,196	21,351	385,032

Keith D. Smith	2016	206,914	15,960		17,089	(2,489)	22,952	260,426
Vice President, Manufacturing	2015	200,887	26,400			14,437	16,071	257,795

(1)	See Note 5 to the Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.
(2)

The amount listed for each named executive officer consists of the current year change in the present value of benefits earned under the Pension Plan. No benefits were earned under the Pension Plan during the year. See “Compensation Discussion and Analysis – Executive Officer Compensation – Other Compensation Plans” in this Proxy Statement for additional information regarding the Pension Plan.

(3)

The amounts listed for each named executive officer consist of matching and non-matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan. All Other Compensation for Mr. Parker also includes retirement benefits earned during fiscal year 2016 in the amount of $311,321. All Other Compensation for Mr. Hull also includes relocation expense reimbursement of $37,699.

(4)	Mr. Hull took office on November 2, 2015. Compensation shown is for the period from that date through April 30, 2016.
(5)	Mr. Parker retired on October 13, 2015. Compensation shown includes amounts paid during fiscal year 2016, including pursuant to Mr. Parker’s separation agreement.

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

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